UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6149 SOUTH RAINBOW BOULVARD
LAS VEGAS, NEVADA 89118
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective on December 31, 2007 at 5:00 p.m. (the “Effective Date and Time”), Vestin Realty Mortgage II, Inc. (“VRTB”) amended its charter to effect a reverse stock split of its outstanding shares of common stock (“Amendment No. 1”).  Pursuant to Amendment No. 1, every 2.6 shares of common stock, $.0001 par value per share, of VRTB, which were issued and outstanding immediately prior to the Effective Date and Time, were combined into one issued and outstanding share of common stock, $.00026 par value per share.  No fractional shares of common stock of VRTB were issued upon the effectiveness of Amendment No. 1.  Instead, each stockholder otherwise entitled to a fractional share is entitled to receive, in lieu thereof, cash in an amount equal to the product of the fraction of a share multiplied by the closing price of VRTB’s common stock as reported by The NASDAQ Stock Market on December 31, 2007, as adjusted to reflect the reverse stock split.

Effective on December 31, 2007 at 5:01 p.m., VRTB further amended its charter to reduce the par value of the outstanding common stock (“Amendment No. 2”).  Pursuant to Amendment No. 2, the par value of the shares of common stock of VRTB issued and outstanding immediately prior to the effectiveness of Amendment No. 2 was decreased from $.00026 per share to $.0001 per share.

For twenty trading days following the reverse stock split, a fifth character, “D”, will be appended to VRTB’s stock symbol to indicate the reverse split.  A copy of the amendment articles are furnished as Exhibit 3.4 and 3.5 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.4	Amendment to Vestin Realty Mortgage II’s Articles of Incorporation, effective December 31, 2007.
3.5	Amendment to Vestin Realty Mortgage II’s Articles of Incorporation, effective December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: January 4, 2008	By	/s/ Rocio Revollo
Rocio Revollo
Chief Financial Officer